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                                                                    EXHIBIT 99.1



                                  Dated as of
                                October 22, 2001



Sunrise Technology International, Inc.
3400 West Warren Avenue
Fremont, California 94538
Attn: Mr. Russ Trenary, Chairman, President, and CEO

         Re: Sunrise Technology International, Inc. ("Borrower"); David A. Brewer, an individual ("Guarantor"); and Silicon Valley Bank ("Bank").

Ladies and Gentlemen:

         Reference is hereby made to that certain Loan and Security Agreement, dated as of June 29, 2000, between Borrower and Bank, as amended by that certain Loan Modification Agreement, dated September 20, 2000, the Extension and Modification Agreement, dated June 22, 2001, the Amendment Number One to Extension and Modification Agreement, dated August 3, 2001, the Extension Letter Agreement, dated August 26, 2001, the Extension Letter Agreement, dated as of September 10, 2001, and by the Extension Letter Agreement, dated as of September 20, 2001 (as amended, the "Loan Agreement"). Capitalized terms used in this letter agreement (the "Extension Letter Agreement") are defined in the Loan Agreement unless specifically defined herein.

         On October 6, 2001, the Obligations matured and became due and payable. Borrower and Guarantor have requested Bank to extend the Revolving Maturity Date to November 30, 2001. Bank has agreed to extend the Revolving Maturity Date to November 30, 2001, subject to the terms of this Extension Letter Agreement:

         1. EXTENSION DATE. Bank agrees to extend the Revolving Maturity Date to November 30, 2001 (the "Extension Date"). Accordingly, the outstanding Obligations, including, but not limited to, all accrued and unpaid interest and fees, shall be due and payable in full, without notice or demand, on November 30, 2001.

         2. EXTENSION PAYMENT. In order to induce Bank to enter into this Extension Letter Agreement, Borrower hereby agrees to make a payment to Bank of not less than $500,000 or before October 23, 2001 (the "Extension Payment"). Upon receipt by Bank of the Extension Payment, Bank shall release Bank's security interest in the receivable due and owing from C-MAC, Inc. (formerly known as A-Plus Manufacturing, Inc.) to Borrower under that certain Manufacturing Agreement, dated as of August 2, 2001, as amended from time to time. Borrower and Guarantor acknowledge that any failure to perform any of their obligations under this Extension Letter Agreement, the Loan Agreement, or any Loan Documents shall be deemed an Event of Default under the Loan Agreement and Guaranty and shall terminate Bank's agreement to extend the Revolving Maturity Date to the Extension Date.

         3. CONDITION. The effectiveness of this Extension Letter Agreement is expressly conditioned upon the following:
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                  (a) On or before November 15, 2001, Bank shall have received a copy of a letter from Kingman Hawkes ("KH") (i) detailing KH's intention to consummate the Refinance Transaction;

                  (b) Receipt by Bank of the Extension Payment;

                  (c) Receipt by Bank of a copy of that certain Amendment Number One to Manufacturing Agreement, dated as of October 19, 2001, by and between Borrower and C-MAC West Coast Operations, Inc.; and

                  (d) Receipt by Bank of an executed copy of this Extension Letter Agreement.

         4. COSTS AND EXPENSES. Borrower shall pay to Bank all of Bank's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, documentation fees, and other fees) arising in connection with the preparation, execution, and delivery of this Extension Letter Agreement and all related documents.

         5. MISCELLANEOUS. Except as specifically amended herein, all other terms and provisions of the Loan Agreement, as amended from time to time, shall remain in full force and effect.

                                                     Very truly yours,


                                                     BANK:

                                                     SILICON VALLEY BANK


                                                     By:
                                                     Name:
                                                     Title:

Agreed and Accepted as
of October 23, 2001

BORROWER:

SUNRISE TECHNOLOGY INTERNATIONAL, INC.


By:
Name:
Title:

GUARANTOR:

Guarantor hereby confirms that his guaranty remains in full force and effect.


______________________________
DAVID A. BREWER